Eyetel Imaging, Inc.
9130 Guilford Road
Columbia, MD 21046

April 26, 2007, 2007

David Huberman
Second City Capital Partners I, L.P.
2600-1075 West Georgia Street
Vancouver, B.C. V6E 3C9
Canada

RE: Registration Rights Agreement Side Letter

Dear Mr. Huberman,

This letter is to confirm certain additional agreements between Eyetel Imaging, Inc. (the "***Company***") and Second City Capital Corporation ("***Second City***") in connection with the proposed note and warrant financing (the "***Bridge Financing***") pursuant to the terms and conditions of that certain Note and Warrant Purchase Agreement among the Company and the Purchasers party thereto, dated December 28, 2006, as amended by Amendment No. 1, dated February 23, 2007 and Amendment No. 2, dated April 20, 2007 (the "***Agreement***"), and the Promissory Note (the "***Note***") and Warrant to Purchase Preferred Stock (the "***Warrant***") issued to Second City by the Company each dated as of the date hereof. Capitalized terms used herein without definition shall have the meanings ascribed to them in the IRA (as defined below). The undersigned parties hereby agree as follows:

The shares issuable to Second City (the "***Shares***") upon conversion of the Note and/or exercise of the Warrant (if common stock), or the common stock issuable upon conversion of the Shares, shall be deemed "Registrable Securities" for the purposes of Section 3 of the Investor Rights Agreement, dated January 14, 2004, by and among Company and the Investors listed on Exhibit A thereto, as amended from time to time (the "***IRA***"), which shall entitle Second City to "piggy back" registration rights in accordance with the terms of the IRA. Notwithstanding the foregoing, the Shares shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement; (ii) such securities shall have been distributed to the public pursuant to Rule 144; or (iii) such securities may be sold by Second City and all of its Affiliates without registration under the Securities Act pursuant to Rule 144(k) under the Securities Act or (iv) such securities may be sold by Second City and all of its Affiliates without registration under the Securities Act pursuant to Rule 144 under the Securities Act and Second City and all of its Affiliates collectively own less than 1% of the Company's outstanding Common Stock. Second City shall be subject to the restrictions on transfer set forth in connection with a firm commitment

underwritten offering set forth in Section 5.3 of the IRA as if a party thereto as a Holder. In the event the shares issued to Second City are shares of Series B Preferred Stock of the Company, then Second City shall become party as an Investor to the IRA and that certain Amended and Restated Stockholders Agreement, dated January 14, 2004, by and among Company and the Investors listed on Exhibit A thereto, as amended from time to time.

The Company agrees that no amendments will be made to the IRA which would have an adverse impact on Second City's registration rights thereunder without the consent of Second City, unless such amendment, modification or waiver affects the rights associated with the Shares in the same manner as such amendment, modification, or waiver affects the rights associated with all other shares of the same series and class as the Shares granted to Second City. By acceptance of the Note and Warrant, Second City shall be deemed to be a party to the IRA solely for the purpose of the above-mentioned registration rights.

EYETEL IMAGING, INC.

By: [signature]

Name: John Gabarino

Title: President and CEO

Acknowledged and agreed:

SECOND CITY CAPITAL PARTNERS I, L.P.

By: [signature]

Name: Johnny Ciampi

Title: VP